Exhibit 10.20
Loan No. 73100202

SEPARATE GUARANTY OF CARVEOUT OBLIGATIONS
(Loan No. 73100202)
This Separate Guaranty of Carveout Obligations (the “Guaranty”) is made as of the 14th day of August, 2015 (the “Effective Date”), by AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC., a Maryland corporation, whose address is 405 Park Avenue, 14th Floor, New York, New York, 10022, Attn: Healthcare Counsel (the “Guarantor”), in favor of RGA REINSURANCE COMPANY, a Missouri corporation, whose address is c/o RGA Mortgage Loan Servicing LLC, P.O. Box 771320, St. Louis, Missouri 63177, and its successors and assigns (the “Lender”).
For and in consideration of the premises set forth herein and in order to induce the Lender to consent to the assumption of the loan evidenced that certain Promissory Note dated September 27, 2012 (the “Note”) in the principal amount of $5,200,000.00 (the “Loan”) by ARHC PPLVLGA01, LLC, a Delaware limited liability company (“Borrower”) pursuant to that certain Consent and Assumption Agreement With Release dated of even date herewith executed by, among others, Lender, Borrower and Guarantor (the “Assumption Agreement”), being recorded on or about the date hereof in the office of the Clerk of the Superior Court for Gwinnett County, Georgia (the “Recorder’s Office”), which Note was originally made by ICM VI- Philip Center, LP, a Georgia limited partnership (the “Original Borrower”) in favor of Lender, the Guarantor hereby agrees as follows:

1.GUARANTEE OF CARVEOUT OBLIGATIONS
In consideration of Lender agreeing to make the Loan, Guarantor hereby irrevocably, absolutely, unconditionally and jointly and severally guarantees the full and prompt payment to Lender of all amounts due or arising from or in connection with the following obligations (the “Carve out Obligations”): (a) the obligation to pay any amounts advanced or expenses incurred by Lender under the Note, the Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement dated September 27, 2012, executed by Original Borrower in favor of Lender and recorded in the Recorder’s Office on October 5, 2012 in Book 51698, Page 0177 securing the Note (the “Security Instrument”) or any other instrument executed by Borrower or, to the extent assumed by Borrower, Original Borrower in connection with or given as security for the Note, including but not limited to, that certain Environmental Indemnity Agreement dated of even date herewith executed by Borrower and Guarantor in favor of Lender and the Assumption Agreement (the “Loan Documents”) with respect to any of those matters set forth in (i) through (x) below (the “Carveouts”), (b) the obligation to defend and hold Lender harmless from and against any claims, judgments, causes of action or proceedings arising from any of the Carveouts; (c) the obligation to indemnify Lender with respect to any costs, damages, losses, including attorney’s fees, suffered or incurred by Lender in connection with or arising from any of the Carveouts, and (d) the obligation to repay the entire indebtedness evidenced by the Note, the Security Instrument and other Loan Documents, if Lender’s exculpation of Borrower from personal liability has become void as set forth in the Loan Documents. The Carveouts are:

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(i)    material written misrepresentation by the Borrower with respect to the Loan;
(ii)    waste of the property described in the Security Instrument (the “Property”) (which shall include damage, destruction or disrepair of the Property caused by a willful act or grossly negligent omission of the Borrower, but shall exclude ordinary wear and tear in the absence of gross negligence);
(iii)    misappropriation of tenant security deposits (including proceeds of tenant letters of credit), insurance proceeds or condemnation proceeds with regard to the Property;
(iv)    failure to pay ground rent, property taxes, assessments or other lienable impositions with regard to the Property, except to the extent funds for payment of such items were placed and remain in escrow with the Lender;
(v)    failure to pay to the Lender (a) all rents, income and profits collected more than one month in advance, and (b) all rents, income and profits (including any rent for the last month of the lease term under any lease in force at the time of default), received with respect to the Property during any period when there exists a default under the Note or any of the Loan Documents, net of amounts used to pay the reasonable and customary operating and maintenance expenses of the Property;
(vi)    removal of fixtures or Personal Property (as defined in the Security Instrument) from the Property, unless replaced in a commercially reasonable manner;
(vii)    any amounts expended by Lender in connection with the foreclosure of the Security Instrument or expenses incurred by Lender in connection with any proceeding brought to enforce the terms of the other Loan Documents following default;
(viii)    terminating or amending a lease of the Property in violation of the Loan Documents;
(ix)    failure to maintain all insurance as required by the Security Instrument, except to the extent funds for payment of said insurance premiums were placed and remain in escrow with the Lender; and
(x)    liability of the Borrower under the Environmental Indemnity Agreement or the provisions set forth in the Security Instrument pertaining to hazardous materials or toxic substances found in, on or under the Property.
Guarantor acknowledges that the Loan is made solely for business purposes and that the Guarantor will be liable for a deficiency judgment after any foreclosure or trustee’s sale or deed in lieu of foreclosure or trustee’s sale that the Lender elects to prosecute or accept, to the extent that liability for the Carveout Obligations have remained unsatisfied. Any such deficiency or any

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judgment therefor shall bear interest at the Default Rate (as defined in the Note) from and after the date of such foreclosure or trustee’s sale or the Lender’s or its affiliate’s acceptance of a deed in lieu thereof until and including the date the deficiency or judgment is paid.
2.    INDEMNITY AND HOLD HARMLESS
Guarantor jointly and severally agree to indemnify the Lender and hold it harmless, to the extent of the Lender’s actual damages and losses, with respect to any circumstance or event comprising a Carveout Obligation. This obligation includes the protection of the Lender from, and the defense of the Lender against, any and all actions, suits, proceedings, demands, assessments, adjustments, penalties or other assertions of liability arising as a result of or in connection with the Carveouts, and the indemnification of the Lender from and against all out‑of-pocket costs and expenses sustained by the Lender in enforcing this Guaranty, including reasonable attorneys’ fees and expenses, actually incurred.
3.    CONDITIONAL GUARANTEE OF ENTIRE INDEBTEDNESS
Notwithstanding anything herein to the contrary set forth herein or in any instrument given as security for the Note, Guarantor hereby irrevocably, absolutely, unconditionally and jointly and severally guarantees the full and prompt payment to Lender of the entire indebtedness evidenced by the Note and secured by the Loan Documents in the event of (a) any fraud or intentional misrepresentation by the Borrower, (b) a voluntary transfer or encumbrance of the Property, or any direct or indirect beneficial ownership interest therein, in violation of the Loan Documents, or (c) Borrower’s filing of a voluntary petition for reorganization under Title 11 of the United States Code (or under any other present or future law, domestic or foreign, relating to bankruptcy, insolvency, reorganization proceedings or otherwise similarly affecting the rights of creditors), unless, prior to filing, Borrower offers to enter into Lender’s choice of either an agreement to permit an uncontested foreclosure, or an agreement to deliver a deed in lieu of foreclosure, Lender accepts Borrower’s offer and the agreement is consummated within sixty (60) days of Lender’s acceptance of the offer. After the Lender accepts such an offer, default by the Borrower in fulfilling the terms of the accepted offer shall trigger personal liability of the Borrower for the entire indebtedness due under the Note and other Loan Documents and Guarantor’s guarantee thereof. No such offer shall be conditioned on any payment by the Lender, on the release of Borrower or any Guarantor from any obligation or liability under the Loan Documents, or on any other concession. Guarantor’s personal liability for the Carveout Obligations shall survive foreclosure of the Security Instrument (or Lender’s acquisition of the Property by a deed in lieu of foreclosure).
This Guaranty is not a guarantee of collection, but rather is an irrevocable, absolute and unconditional, continuing guarantee of payment and performance. In this regard, the Guarantor hereby acknowledges and consents that the guarantee set forth in this Guaranty may not be revoked as to any present or future advances to or existing or additional liability incurred by the Borrower under the terms of the Note or any of the Loan Documents. The guarantee set forth in this Section shall terminate when the Note and the indebtedness evidenced thereby has been paid in full.

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Guarantor hereby recognizes and acknowledges that they will derive substantial economic benefit from the loan from Lender to Borrower in accordance with said Note and Security Instrument and, in consideration therefore, Guarantor has agreed to enter into this Guaranty.
4.    REPRESENTATIONS AND WARRANTIES
The Guarantor hereby covenants, represents and warrants to the Lender as follows:
(a)    The execution and performance of this Guaranty and all guaranties, indemnities and covenants herein will not result in any breach of, or constitute a default under, any contract, guarantee, document or other instrument to which any of the Guarantor is a party or by which the Guarantor may be bound or affected, and do not and will not violate or contravene any law to which the Guarantor is subject; nor do any such other instruments impose or contemplate any obligations which are or will be inconsistent with this Guaranty.
(b)    No approval by, authorization of, or filing with any federal, state or municipal or other governmental commission, board or agency or other governmental authority is necessary in connection with the authorization, execution and delivery of this Guaranty.
(c)    This Guaranty has been duly executed and delivered and constitutes the legal, valid and binding obligations of the Guarantor, and is enforceable against the Guarantor in accordance with its terms.
(d)    All financial information furnished by the Guarantor to Lender is true, correct and complete in all material respects and does not omit to state any fact or circumstance necessary to make the statements contained therein not misleading.
(e)    The financial statement of each of the Guarantor furnished to Lender is true and accurate as of its date. There has been no material adverse change in the Guarantor’s financial condition since the date of said financial statement.
(f)    No Guarantor is currently the subject of, nor intends to take any action to become the subject of any bankruptcy court filing, insolvency proceeding, receivership, composition or assignment for the benefit of creditors.
(g)    There are no material actions, suits or proceedings pending or, to the actual knowledge of the Guarantor, threatened against or affecting any Guarantor.
5.    FINANCIAL REPORTS
On or before March 31 of each year hereafter during the term of the Loan, Guarantor shall deliver to the Lender, its successors and assigns or authorized servicer, copies of their financial statements. The Guarantor shall certify that such statements are true and correct, and are based upon records compiled in conformity with recognized accounting practices. Lender expressly reserves the right to require such a certification by an independent certified public accountant if it

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has reason to believe that any previously provided financial statement is misleading in any material respect.
6.    DEFAULT
A “Default” shall exist under this Guaranty if any of the following events occur:
(a)    Any Guarantor shall fail to pay any monetary obligation resulting from the Agreement within five (5) business days after written notice and demand by Lender.
(b)    Any Guarantor shall fail to perform, observe, or comply with any non‑monetary covenant under this Guaranty, other than those specifically identified below in this Section 6, within thirty (30) days after written notice from the Lender demanding such performance, observance, or compliance; provided, however, if Guarantor is diligently in good faith pursuing the cure within such thirty (30) day period, and thereafter diligently in good faith pursues the same to completion, the cure period shall be extended as necessary but not more than sixty (60) days from the date of written notice.
(c)    Any Guarantor shall file a petition in bankruptcy or for relief from creditors under any present or future law that affords general protection from creditors; or any other person shall file an involuntary petition in bankruptcy against any Guarantor; or the filing of any other action that may result in a composition of debts, provide for the marshaling of assets for the satisfaction of such Guarantor debts, or result in the judicially ordered sale of assets for the purpose of satisfying obligations to creditors (unless a motion for the dismissal of the petition or other action is filed within ten (10) days and results in its dismissal within sixty (60) days of the filing of the petition or other action).
(d)    The dissolution, liquidation or winding up of any Guarantor that is not a natural person shall commence, or its legal existence shall cease, or any Guarantor who is a natural person shall die, unless either (A) following the related event, any one or more of the remaining Guarantors have an aggregate net worth equal to or in excess of the Guarantors’ aggregate net worth (excluding the value of the Carveout Guarantors’ equity in the Property) represented to the Lender as of the date hereof (“Guarantor Net Worth Requirement”), or (B) the Lender is promptly advised of the event, and the Borrower or remaining Guarantors (or the executor of their estate, as applicable) succeed in obtaining a replacement Guarantor acceptable to Lender, in its sole discretion (a “Replacement Guarantor”), within one hundred eighty (180) days of the subject event. If required for the determination of compliance with the Guarantor Net Worth Requirement, the Guarantors and any prospective replacement Guarantors shall have the burden of proving their compliance by providing current financial statements. Any Replacement Guarantor shall jointly and severally assume the obligations of the Guarantor under this Guaranty and the Environmental Indemnity Agreement, in a written agreement approved in writing by Lender, so that the other Guarantors and all Replacement Guarantors in the aggregate meet the Guarantor Net Worth Requirement.
7.    APPLICATION OF PAYMENTS

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All payments with respect to the indebtedness evidenced by the Note received by the Lender from the Borrower, or any party other than the Guarantor, may be applied by the Lender to the indebtedness evidenced by the Note and secured by the Loan Documents in such manner and order as the Lender desires, in its sole discretion, whether or not such application reduces the liability of the Guarantor with respect to the Carveout Obligations. If a foreclosure sale of the property securing the Note (the “Property”) takes place, the proceeds of the sale (whether received in cash or by credit bid) shall be applied first to reduce that portion of the indebtedness which is not guaranteed under this Guaranty.
8.    UNSECURED OBLIGATION
This Guaranty is not secured by any of the Loan Documents securing the Loan.
9.    WAIVERS
9.1    Subrogation Rights Against Borrower
The Guarantor waives (a) any right of reimbursement, subrogation, exoneration, contribution, or indemnity from or by the Borrower with respect to the satisfaction by the Guarantors of any obligation of the Borrower, and (b) any “claim,” as that term is defined in the Bankruptcy Code, which the Guarantor might now have or hereafter acquire against the Borrower by virtue of the Guarantor’s performance of any obligation of the Borrower. In connection with the waiver set forth in clause (a), the Guarantor expressly waives (i) any and all rights to subrogation to the Lender against the Borrower and (ii) any rights to enforce any remedy which the Lender may have against the Borrower and any right of participate in any collateral for the Loan. In addition, the Guarantor hereby subordinates any and all indebtedness of the Borrower now or hereafter owed to the Guarantor to all indebtedness of the Borrower to the Lender, and covenant with the Lender not to demand or accept any payment of principal or interest on any such indebtedness while any default exists under the terms of any of the Loan Documents.
9.2    Waiver of Jury Trial
TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY IS HEREBY WAIVED BY THE GUARANTOR, AND IT IS AGREED BY THE GUARANTOR THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.
9.3    Marshaling of Assets
The Guarantor waives any right to cause a marshaling of the Borrower’s assets.
9.4    Homestead Laws and Exemptions
The Guarantor waives all rights and exemptions under homestead and similar laws.
9.5    Valuation of Collateral

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The Guarantor waives any right to assert that the amount paid for the property securing the Note at a lawfully conducted judicial or nonjudicial foreclosure sale is less than the value of the Property.
9.6    Protest, Demand, Dishonor
The Guarantor waives all rights of protest, demand, dishonor, presentment or any other notices or demands which might otherwise be required by any statute or rule of law now or hereafter in effect with respect to this Guaranty or any of the Carveouts.
9.7    Additional Waivers
The Guarantor waives (A) any defense based upon the Lender’s election of any remedy, (B) any defense of the statute of limitations and (C) any defense based on the Lender’s failure to disclose any information concerning the financial condition of the Borrower or any other circumstances bearing on the ability of the Borrower to pay and perform its obligations under the Loan Documents, or the Lender’s failure to provide notice of any act or omission by the Borrower from which any liability for a Carveout Obligation may have arisen.
10.    MISCELLANEOUS
10.1    Independence of Obligations
The Guarantor shall be fully and personally liable for the Carveout Obligations, and the Lender shall be entitled to maintain an independent action against the Guarantor regardless of whether Lender has commenced or completed any action against the Borrower or the Property. The Guarantor disclaims any status as beneficiaries of any obligation of the Lender to the Borrower to provide notice of default under the Loan Documents. If the Lender has initiated any action against the Borrower to enforce the Loan Documents, the Lender may join the Guarantor or refrain from doing so, at its sole and absolute discretion. The liability of the Guarantor under this Guaranty shall be reinstated with respect to any amount at any time paid to Lender by the Borrower on account of the Carveout Obligations which shall thereafter be required to be restored or returned by the Lender upon the bankruptcy, insolvency or reorganization of the Borrower or any other Guarantor other than the party against whom the Lender has sought to enforce this Guaranty, as though such amount had not been paid. Except as expressly agreed in writing by the Lender, Guarantor’s liability for the Carveout Obligations shall not be released, diminished, impaired, reduced or otherwise affected by (a) the reconveyance of the interest created by the Security Instrument, (b) the consent by the Lender to any transfer of a direct or indirect interest in the Property (whether through sale of the Property, transfers of interests in the Borrower, or a change in the form of business organization of the Borrower), or (c) any forbearance by the Lender to exercise any rights under the Loan Documents, unless those rights are expressly waived or modified in a written instrument duly executed by the Lender; provided, however, that any written modification of the Loan that affects the amount of the indebtedness evidenced by the Note may be considered in ascertaining the amount of the indebtedness for purposes of determining the amount of the Guarantor’s liability arising under Section 3 of this Guaranty, absent fraud or material written misrepresentation in connection with such a modification.

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10.2    Offsets and Defenses
No liability of the Guarantor under this Guaranty shall be released, diminished, impaired, reduced or otherwise affected by any existing or future offset, claim, or defense of the Guarantor against the Lender. No liability of any Guarantor shall be affected because the liability of any other guarantor is limited, impaired or released by reason of a trustee’s sale or any other agreement is made or remedy is exercised by Lender, whether such limitation, impairment or release results from such person also being the Borrower or liable by reason of being any entity, natural person or general partner comprising Borrower or otherwise.
10.3    Notices
All notices hereunder shall be in writing. All notices to be given hereunder (including, without limitation, notices of sale or default) may be given by any of the following means: i) personal service, ii) overnight delivery by a nationally-recognized overnight courier, iii) U.S. Mail, postage thereon prepaid, return receipt requested, or iv) facsimile transmission, followed by U.S. Mail. Written notice shall be deemed effective as follows: i) if by personal service or overnight delivery, upon delivery or first attempted delivery, ii) if by U.S. Mail, two (2) days after deposit in the U.S. Mail, and iii) if by facsimile transmission, followed by U.S. Mail, upon electronic confirmation of receipt in the recipient’s office prior to 5:00 p.m. local time at the recipient’s office. Notices to Guarantor or Lender shall be addressed to the mailing address for the applicable party shown in the caption hereof, and a copy of any notice to the Lender shall also be delivered to Lender at the following address: 16600 Swingley Ridge Road, Chesterfield, Missouri 63017 “Attention: Global Legal Services.” Each of the parties may hereafter designate a different address for notices hereunder by providing notice of such designation to the other parties pursuant to the procedures set forth above.
10.4    Entire Guaranty and Modification
This Guaranty contains the entire agreement of the Guarantor relating to the subject matter hereof, and all prior guaranties relative hereto which are not contained herein are hereby terminated. This Guaranty may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the Lender. Any alleged amendment, revision, waiver, discharge, release or termination that is not so documented shall not be effective as to the Lender.
10.5    Counterparts
This Guaranty may be executed in multiple counterparts, all of which taken together shall constitute one and the same Guaranty.
10.6    Governing Law
This Guaranty shall be construed and enforced according to, and governed by, the laws of Georgia without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction.

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10.7    Cumulative Remedies
Every right and remedy provided in this Guaranty shall be cumulative of every other right or remedy of the Lender whether herein or by law conferred and may be enforced concurrently with any such right or remedy. No acceptance of performance of any Carveout Obligation as to which the Guarantor shall be in Default, or waiver of particular or single performance of any obligation or observance of any covenant, shall be construed as a waiver of the obligation or covenant or as a waiver of any other Default then, theretofore or thereafter existing.
10.8    Severability
In the event that any one or more of the provisions of this Guaranty shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, or in the event that any one or more of the provisions of this Guaranty shall operate, or would prospectively operate, to invalidate this Guaranty, then, and in any such event, such provision or provisions only shall be deemed to be null and void and of no force or effect and shall not affect any other provision of this Guaranty, and the remaining provisions of this Guaranty shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.
10.9    Settlements
Upon the Lender’s request, the Guarantor shall participate in good faith and in a commercially reasonable manner in any settlement between the Borrower and the Lender which includes or may include a deed in lieu of a foreclosure or of a trustee’s sale.
10.10    Reference to Particulars
The scope of a general statement made in this Guaranty shall not be construed as having been reduced through the inclusion of references to particular items that would be included within the statement’s scope. Therefore, unless the relevant provision of this Guaranty contains specific language to the contrary, the term “include” shall mean “include, but shall not be limited to” and the term “including” shall mean “including, without limitation.”
10.11    Assignment
The Lender may assign its rights under this Guaranty without notice to any holder of the Note and assignee of the Lender’s rights under the Loan Documents.
10.12    Survival
Except as otherwise provided in Section 6, all obligations under this Guaranty shall be binding upon the Guarantor’s heirs, personal representatives, successors and assigns, and shall survive foreclosure of the Property, delivery and acceptance of a deed to the Property in lieu of foreclosure, and the repayment of the Indebtedness.
10.13    Costs and expenses

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In addition to all other amounts payable by Guarantor hereunder, the Guarantor hereby jointly and severally agrees to pay to Lender upon demand any and all costs and expenses, including court costs and reasonable attorney’s fees which the Lender may incur in preparing to enforce, or in enforcing the obligations of the Guarantor hereunder, whether or not suit or action is filed.

SEE NEXT PAGE FOR SIGNATURE

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed as of the Effective Date.

GUARANTOR: AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC., a Maryland corporation By: /s/ Thomas P. D’Arcy Print Name: Thomas P. D’Arcy Title: President